
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 7 Financial Statements for the nine months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                          33,425
<SECURITIES>                                         0
<RECEIVABLES>                                  583,278<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               398,203
<PP&E>                                      23,100,891<F2>
<DEPRECIATION>                            (14,028,316)<F3>
<TOTAL-ASSETS>                              10,087,481
<CURRENT-LIABILITIES>                          731,326
<BONDS>                                     10,246,731<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     (890,576)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,087,481
<SALES>                                              0
<TOTAL-REVENUES>                             2,954,900<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,725,920<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             660,437
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (431,457)<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $22,785,239 and deferred expenses of $315,652.
<F3>Accumulated depreciation of $13,866,544 and accumulated amortization of
$161,772.
<F4>Represents mortage notes payable.
<F5>Total deficit of the General Partners of ($308,768) and of the Limited
Partners of ($581,808).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,254,796, real estate taxes of $327,584 and depreciation and amortization of $1,143,540.
<F8>Net loss allocated $(4,315) to the General Partners and $(427,142) to the
Limited Partners. Average net loss per Unit of Limited Partner interest is $(15.71) on 27,184 Units outstanding.

